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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                  May 30, 2001



                       Interneuron Pharmaceuticals, Inc.
                       ---------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                    000-18728                   04-3047911
----------------------             -----------                  --------------
     (State or other               (Commission                  (IRS Employer
     jurisdiction of               File Number)                 Identification
     incorporation)                                             Number)

                              One Ledgemont Center
                                99 Hayden Avenue
                              Lexington, MA 02421
                      -----------------------------------
                    (Address of principal executive offices)


              Registrant's telephone number, including area code:
                                 (781-861-8444)
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ITEM 5.    Other Items.
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On May 30, 2001, Interneuron Pharmaceuticals, Inc. (the "Company") entered into an Indemnity and Release Agreement (the "Agreement") with American Home Products Corporation ("AHP") which provides for AHP's indemnification of the Company with respect to certain classes of product liability claims filed against the Company related to the prescription drug Redux(R), which was withdrawn from the market in September 1997.

Pursuant to the Agreement, AHP has agreed to indemnify and hold harmless the Company and its officers, directors and certain employees (collectively, "Interneuron Indemnified Parties") against all losses after the date of the Agreement (including, damages, settlements and judgments) arising from Redux-related claims by (i) persons who have already opted out of AHP's National Class Action Settlement Agreement in Brown v. AHP, No. 99-20593 (E.D. Pa.) (the "Brown Settlement") and (ii) any Brown class member alleging Primary Pulmonary Hypertension (PPH) as a result of the use of Redux. AHP further agreed to assume the Company's defense in all litigation arising out of such indemnified claims.

In addition, AHP agreed to assume the defense of and fund all future legal expenses in Redux-related product liability litigation brought by claimants other than those described above. AHP further agreed to provide additional insurance coverage to fund losses resulting from any settlements or judgments in current or future Redux-related product liability claims that are not covered by AHP's indemnification obligations under the Agreement.

The Company believes that AHP's indemnification of certain claims, the insurance provided by AHP for other claims, and AHP's funding of legal expenses, as described above, along with the Company's existing insurance, will be sufficient to address the Company's potential Redux product liability exposure. However, there can be no assurance that uninsured or insufficiently insured Redux-related claims that may arise in the future will not have a material adverse effect on the Company's future business, results of operations or financial condition.

The Agreement does not provide indemnification or defense by AHP of the Interneuron Indemnified Parties for losses and litigation expenses (i) incurred by Interneuron Indemnified Parties prior to the date of the Agreement, (ii) arising out of claims asserted against Interneuron Indemnified Parties for breaches or violations of any state or federal securities laws or (iii) any costs related to regulatory or government actions.

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Pursuant to the Agreement, AHP and the Company agreed also to mutually release each other for Redux-related claims. In addition, the Company agreed (i) to dismiss with prejudice its lawsuit, Interneuron v. AHP, No. 00-294 (Mass. Superior Court, Middlesex County), which the Company filed in January, 2000,
(ii) to withdraw its appeal to the United States Third Circuit Court of Appeals from the order approving the Brown Settlement, and (iii) to withdraw its counterclaims against AHP in all pending Redux-related product liability litigation.

Except for the descriptions of historical facts contained herein, this Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties that could cause the Company's actual results and financial condition to differ materially from those anticipated by the forward-looking statements. The words "believe", "expect", "anticipate", "intend", "plan", "estimate" or other expressions which are predictions of or indicate future events and trends do not relate to historical matters but identify forward-looking statements. Risks and uncertainties related to forward-looking statements are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, and include, but are not limited to, risks relating to the Redux-related litigation; uncertainties relating to clinical trials, regulatory approval and commercialization of the Company's products; the early stage of products under development; need for additional funds and corporate partners; history of operating losses and expectation of future losses; product liability; dependence on third parties for manufacturing and marketing; competition; government regulation; risks associated with contractual arrangements; limited patents and proprietary rights; dependence on key personnel; uncertainty regarding pharmaceutical pricing and reimbursement and other risks.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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         (a) Financial Statements of Business Acquired:  N/A.

         (b) Pro Forma Financial Information: N/A

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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    INTERNEURON PHARMACEUTICALS, INC.


Dated:  June 14, 2001               By: /s/ Glenn L. Cooper
                                        --------------------------------
                                        Glenn L. Cooper
                                        President, Chief Executive Officer
                                        and Chairman

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